Exhibit 99.1

Youlife International and Distoken Acquisition Corporation

Announce Definitive Business Combination Agreement

Youlife International to Go Public in the U.S. Through such Business Combination, Opening up a New Horizon for Long-Term Development

Shanghai, China, May 20, 2024 - Youlife International Holdings Inc., a leading blue-collar lifetime service platform in China (“Youlife”), and Distoken Acquisition Corporation (Nasdaq: DIST), a publicly traded special purpose acquisition company (“Distoken”), announced today that they have entered into a definitive business combination agreement (the “Business Combination Agreement”) for a proposed business combination (the “Business Combination”). Pursuant to the Business Combination Agreement, each of Youlife and Distoken will merge with newly-formed subsidiaries of Youlife Group Inc., a Cayman Islands exempted company (“Pubco”), which will serve as the parent company of each of Youlife and Distoken following the consummation of the Business Combination. It is anticipated that the combined company will be listed on the Nasdaq Stock Market under the ticker symbol YOUL.

Yunlei Wang, Chief Executive Officer of Youlife, stated, “We are thrilled to have reached a definitive agreement for a Business Combination with Distoken. We believe it will support our company’s globalization, platformization, and AI intelligent transformation strategy with robust capital protection, and will accelerate our fast expansion in Greater China and abroad.”

Mr. Jian Zhang, Chief Executive Officer of Distoken, noted, “We have strong confidence in Youlife’s management team and business model. We look forward to a successful closing of the Business Combination.”

The completion of the Business Combination is subject to regulatory approvals, the approval of the transaction by the shareholders of Distoken and Youlife, and the satisfaction or waiver of other customary closing conditions.

Through the Business Combination, on the one hand, Distoken will provide strategic and resource support for the development of Youlife, help with Youlife’s business growth in the global market, and further consolidate and strengthen Youlife’s leading position in the blue-collar talent service field; on the other hand, by virtue of its growing blue-collar talent service ecosystem, strategic layout in overseas emerging markets, AI intelligent transformation and differentiated competitive advantages, Youlife believes that its planned listing in the U.S., in addition to creating a capital platform for its development and gaining the attention of investors in the international capital market, will further promote Youlife’s growth strategy and commit itself to becoming the preferred lifelong service platform for global blue-collar talent.

Additional information about the Business Combination, including a copy of the Business Combination Agreement, will be available in a Current Report on Form 8-K to be filed by Distoken with the Securities and Exchange Commission (the “SEC”), followed by a Registration Statement on Form F-4 (the “Registration Statement”) to be filed by Pubco with the SEC.

About Youlife International Holdings Inc.

Youlife is a leading blue-collar lifetime service platform in China. Operating under the brand name Youlan, Youlife is a platform company that integrates vocational education services, recruitment services, employee management services, and market services for blue-collar talent and businesses in China. Cognizant of the deep-rooted pain points within China’s massive vocational education industry, blue-collar recruitment service industry, blue-collar employee management industry and blue-collar market service industry, Youlife’s blue-collar lifetime service platform aims to empower blue-collar workers with vocational learnings and on-the-job skills, navigate their job search, connect blue-collar job seekers with suitable employers, and deliver tailored human resources solutions to businesses.

About Distoken Acquisition Corporation

Distoken is a blank check company incorporated as a Cayman Islands exempted company on July 1, 2020, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Advisors

DLA Piper UK LLP, Tian Yuan Law Firm LLP and Haiwen & Partners are serving as legal counsels to Youlife. Ellenoff Grossman & Schole LLP, Jingtian & Gongcheng and Fangda Partners are serving as legal counsels to Distoken.

Forward-Looking Statements

This press release includes certain statements that may be considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements about future events or Distoken’s, Youlife’s or Pubco’s future financial or operating performance. For example, statements regarding Youlife’s anticipated growth and the anticipated growth in demand for Youlife’s products, services and solutions, the anticipated size of Youlife’s addressable market and other metrics, statements regarding the benefits of the Business Combination, and the anticipated timing of the completion of the Business Combination are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology.

These forward-looking statements regarding future events and the future results of Distoken, Youlife and Pubco are based on current expectations, estimates, forecasts, and projections about the industry in which Youlife operates, as well as the beliefs and assumptions of Distoken’s management and Youlife’s management. These forward-looking statements are only predictions and are subject to known and unknown risks, uncertainties, assumptions and other factors beyond Distoken’s, Youlife’s or Pubco’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, Youlife’s and Pubco’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and Distoken, Youlife and Pubco therefore caution against relying on any of these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Distoken and its management, Youlife and its management, and Pubco and its management, as the case may be, are inherently uncertain and are inherently subject to risks, variability and contingencies, many of which are beyond Distoken’s, Youlife’s or Pubco’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and any subsequent definitive agreements with respect to the Business Combination; (ii) the outcome of any legal proceedings that may be instituted against Distoken, Youlife, Pubco or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (iii) the inability to complete the Business Combination due to the failure to obtain consents and approvals of the shareholders of Distoken, to obtain financing to complete the Business Combination or to satisfy other conditions to closing, or delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Business Combination Agreement; (iv) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (v) projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, and the estimated implied enterprise value of Pubco; (vi) Youlife’s and Pubco’s ability to scale and grow its business, and the advantages and expected growth of Pubco; (vii) Pubco’s ability to source and retain talent, the cash position of Pubco following closing of the Business Combination; (viii) the ability to meet stock exchange listing standards in connection with, and following, the consummation of the Business Combination; (ix) the risk that the Business Combination disrupts current plans and operations of Youlife as a result of the announcement and consummation of the Business Combination; (x) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Pubco or Youlife to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (xi) costs related to the Business Combination; (xii) changes in applicable laws, regulations, political and economic developments; (xiii) the possibility that Youlife or Pubco may be adversely affected by other economic, business and/or competitive factors; (xiv) Youlife’s estimates of expenses and profitability; (xv) the failure to realize estimated shareholder redemptions, purchase price and other adjustments; and (xvi) other risks and uncertainties set forth in the filings by Distoken or Pubco with the SEC. There may be additional risks that neither Distoken nor Youlife presently know or that Distoken and Youlife currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Any forward-looking statements made by or on behalf of Distoken, Youlife or Pubco speak only as of the date they are made. None of Distoken, Youlife or Pubco undertakes any obligation to update any forward-looking statements to reflect any changes in their respective expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based.

Additional Information About the Transaction and Where to Find It

This press release relates to the Business Combination between Distoken and Youlife and does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the Business Combination, the parties intend to file with the SEC the Registration Statement, which will include a preliminary proxy statement of Distoken and a preliminary prospectus of Pubco, and after the Registration Statement is declared effective, Distoken will mail a definitive proxy statement/prospectus relating to the Business Combination to its shareholders. This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. DISTOKEN’S AND YOULIFE’S SHAREHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE AMENDMENTS THERETO AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED IN CONNECTION WITH THE BUSINESS COMBINATION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT DISTOKEN, YOULIFE, PUBCO AND THE BUSINESS COMBINATION. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to shareholders of Distoken as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Distoken Acquisition Corporation, Unit 1006, Block C, Jinshangjun Park, No. 2 Xiaoba Road, Panlong District, Kunming, Yunnan, China; Tel: +86 871 63624579.

Participants in the Solicitation

Distoken and its directors and executive officers may be deemed participants in the solicitation of proxies from Distoken’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers of Distoken is contained in Distoken’s Annual Report on Form 10-K filed with the SEC on April 17, 2024, which is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Distoken Acquisition Corporation, Unit 1006, Block C, Jinshangjun Park, No. 2 Xiaoba Road, Panlong District, Kunming, Yunnan, China; Tel: +86 871 63624579. Additional information regarding the interests of such participants will be set forth in the Registration Statement when available.

Youlife, Pubco and their directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Distoken in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Non-Solicitation

This press release does not constitute, and should not be construed to be, a proxy statement or the solicitation of a proxy, solicitation of any vote or approval, consent or authorization with respect to any securities or in respect of the proposed Business Combination described herein and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

Youlife International Holdings Inc.:

Lidong Zhu

Chief Financial Officer

zhulidong@youlanw.com

Distoken Acquisition Corporation:

Jian Zhang

Chief Executive Officer

zhangjian@distoken.net